                                                         Exhibit No. EX-99.23(a)

                              AMENDED AND RESTATED

                              DECLARATION OF TRUST

                                       OF

                             QUAKER INVESTMENT TRUST

     THIS DECLARATION OF TRUST of QUAKER INVESTMENT TRUST, originally made as of the 24th day of October,  1990 under the name "Branch-Cabell  Investment Trust", and  originally  amended  and  restated as of the 1st day of August,  1996,  and finally amended and restated as of the 28th day of October, 2004, by the parties signatory hereto,  as trustees (such persons,  so long as they shall continue in office in accordance with the terms of this  Declaration of Trust, and all other persons  who at the time in  question  have been duly  elected or  appointed  as trustees in accordance with the provisions of this  Declaration of Trust and are then in office, being hereinafter called the "Trustees").

     WHEREAS,  the Trustees  hereby  established  a trust fund under the laws of
Massachusetts for the investment and reinvestment of funds  contributed  thereto under this Declaration of Trust;

     WHEREAS,  this Declaration of Trust has been amended from time to time, and at least a majority of the Trustees desire to further amend this  Declaration of
Trust  and  restate  into a  single  instrument  all of the  provisions  of this
Declaration of Trust that are now in effect and operative as provided  herein in accordance with Section 11.4 hereof, all without adversely  affecting the rights of any Shareholder or the  limitations on personal  liability of any Shareholder or Trustee and without  contravening any applicable law,  including the 1940 Act
(as defined herein);

     NOW,  THEREFORE,  the Trustees  hereby  declare that all money and property contributed to the trust fund under said  Declaration of Trust shall be held and managed under this Declaration of Trust as herein set forth below.

                                    ARTICLE I

                                    THE TRUST

     1.1. Name.  The name of the trust created  hereby (the "Trust",  which term shall be deemed to include  any Series of the Trust when the  context  requires)
shall be amended and as amended shall be "Quaker  Investment  Trust", and so far as may be  practicable  the Trustees  shall conduct the activities of the Trust, execute all  documents  and sue or be sued under that name,  which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually,  and shall not refer to the officers, agents, employees or
Shareholders of the Trust or any Series  thereof.  Each Series of the Trust that shall be  established  and  designated  by the Trustees  pursuant to Section 6.2 shall conduct its activities under such name as the Trustees shall determine and set forth in the  instrument  establishing  such  Series.  Should  the  Trustees determine  that the use of the name of the Trust or any Series is not advisable, they may select such other name for the Trust or such Series as

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they deem proper,  and the Trust or Series may conduct its activities under such other name.  Any name change shall be effective upon the execution by a majority of the then  Trustees  (or by an officer of the Trust  pursuant to the vote of a majority of the then Trustees) of an instrument  setting forth the new name. Any such instrument shall have the status of an amendment to this Declaration.

     1.2. Definitions. As used in this Declaration, the following terms have the following meanings:

     The terms  "Affiliated  Person",  "Assignment",  "Commission",  "Interested
Person",   "Investment  Adviser",   "Majority   Shareholder"  (the  67%  or  50%
requirement  of the  third  sentence  of  Section  2(a)  (42) of the  1940  Act, whichever may be applicable) and "Principal Underwriter" shall have the meanings given them in the 1940 Act.

     "By-Laws" shall mean the By-Laws of the Trust as amended from time to time.

     "Class" shall mean the separate classes into which the Shares of any Series may be divided as provided in Section 6.2.

     "Commission"   shall  mean  the  United  States   Securities  and  Exchange
Commission.

     "Declaration"  shall mean this Declaration of Trust as amended from time to time.  References in this Declaration to "Declaration",  "hereof",  "herein" and
"hereunder" shall be deemed to refer to the Declaration  rather than the article or section in which such words appear.

     "Net Asset Value" shall mean the net asset value of each Series or Class of the Trust determined in the manner provided in Article IX, Section 9.1 hereof.

     "Person" shall mean and include  individuals,  corporations,  partnerships, trusts,  associations,  limited  liability  companies,  joint ventures and other entities,  whether or not legal  entities,  and  governments  and  agencies  and political subdivisions thereof.

     "Prospectus" shall mean the currently effective Prospectus of any Series or
Class of the Trust under the Securities Act of 1933, as amended.

     "Series"  shall  mean  the  separate  series  that may be  established  and designated pursuant to Section 6.2.

     "Shareholders"  shall mean as of any particular  time all holders of record of outstanding Shares at such time.

     "Shares"  shall  mean the  transferable  units of  interest  into which the beneficial  interest in any Series or Class of the Trust  shall be divided  from time to time and  includes  fractions  of  Shares as well as whole  Shares.  All reference to Shares shall be deemed to be Shares of any or all Series or Classes as the context may require.

     "Trust" shall have the meaning set forth in Article I, Section 1.1 hereof.

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     "Trustees" shall mean the signatories to this Declaration of Trust, so long as they shall  continue in office in accordance  with the terms hereof,  and all other  persons who at the time in question  have been duly  elected or appointed and have qualified as Trustees in accordance with the provisions  hereof and are then in office, and reference in this Declaration to a Trustee or Trustees shall refer to such person or persons in their capacity as Trustees hereunder.

     "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust, any Series thereof or the Trustees.

     The "1940 Act" shall mean the Investment  Company Act of 1940 and the rules and regulations promulgated  thereunder,  as amended from time to time including exemptions granted therefrom.

     1.3.  Purpose.  The  Trust is a  Massachusetts  business  trust of the type described in Section 1 of Chapter 102 of the General Law of the  Commonwealth of
Massachusetts  formed  for the  purpose  of  acting as a  management  investment company under the 1940 Act; provided,  however,  that the Trust may exercise all powers  that  are  ordinarily  exercised  by or  permissible  for  Massachusetts business trusts.

                                   ARTICLE II

                                    TRUSTEES

     2.1.  Management of the Trust.  The business and affairs of the Trust shall be  managed by the  Trustees,  and they  shall  have all  powers  necessary  and desirable to carry out that  responsibility.  Each Trustee  named herein (or his successor  appointed  hereunder)  shall serve until his successor is elected and qualified, or until he sooner dies, resigns or is removed.

     2.2.  Election of Trustees.  Shareholders of the Trust shall elect Trustees at  Shareholder  meetings  called for that  purpose.  The  Trustees  need not be elected  annually or at regular  intervals.  Except as provided in Section 10.2, the  Trustees  shall not be required to call a meeting of  Shareholders  for the purpose of electing Trustees;  provided, however, that if at any time, less than a  majority  of the  Trustees  holding  office at that time were  elected by the
Shareholders, a meeting of the Shareholders for the purpose of electing Trustees shall be held  promptly and in any event  within 60 days (unless the  Commission shall by order  extend  such  period).  No election  of a Trustee  shall  become effective,  however,  until the person elected shall have accepted such election and  agreed  in  writing  to be  bound  by the  terms  of this  Declaration.  If re-elected, a Trustee may succeed himself.  Trustees need not own Shares. During any period in which the Trust may act as  distributor of the securities of which it is the  issuer,  the  selection  and  nomination  of  Trustees  who  are  not interested  persons shall be made by  disinterested  Trustees in accordance with the 1940 Act.

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     2.3. Term of Office of Trustees.  Each Trustee shall hold office during the lifetime of this Trust and until its termination as hereinafter  provided or, if sooner,  until the next  meeting  of  Shareholders  called  for the  purpose  of electing  Trustees and the election and  qualification of his successor;  except
(a) that any  Trustee may resign his trust by written  instrument  signed by him and delivered to the other Trustees,  which shall take effect upon such delivery or upon such later date as is  specified  therein;  (b) that any  Trustee may be removed at any time by written  instrument  signed by at least two-thirds of the number of Trustees prior to such removal,  specifying the date when such removal shall  become  effective;  (c) that any  Trustee  who  requests in writing to be retired or who has become mentally or physically incapacitated may be retired by written  instrument  signed by a majority of the other Trustees,  specifying the date of his  retirement;  and (d) a Trustee  may be  removed  at any  meeting of
Shareholders of the Trust by a vote of two-thirds of the  outstanding  Shares or by a written  designation  signed by  shareholders of the Trust holding at least two thirds of the outstanding Shares.

     2.4. Termination of Service and Appointment of Trustees.  In case of death, resignation,  retirement, removal or mental or physical incapacity of any of the
Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other  reason,  exist,  the  remaining  Trustees  shall fill such vacancy by appointing for the remaining term of the  predecessor  Trustee such other person as they in their discretion  shall see fit. Such appointment  shall be effective upon the signing of a written instrument by a majority of the Trustees in office and the written acceptance to this Declaration by the appointee.  An appointment of a Trustee may be made by the  Trustees  then in office in  anticipation  of a vacancy to occur by reason of  retirement,  resignation or increase in number of
Trustees effective at a later date,  provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees and the written acceptance of this Declaration by the  appointee.  As soon as any Trustee so appointed  shall have  accepted  this
Trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees,  without any further act or conveyance, and he shall be deemed a Trustee  hereunder.  Any appointment  authorized by this Section 2.4 is subject to the provisions of Section 16(a) of the 1940 Act.

     2.5.  Temporary Absence of Trustee.  Any Trustee may, by power of attorney, delegate his power for a period not  exceeding six months at any one time to any other  Trustee or Trustees,  provided that in no case shall less than two of the
Trustees  personally  exercise the power  hereunder  except as herein  otherwise expressly provided.

     2.6. Number of Trustees.  The number of Trustees  serving  hereunder at any time shall be determined by the Trustees themselves.

     2.7.  Vacancy  in Board of  Trustees.  Whenever  a vacancy  on the Board of
Trustees  shall occur and until such vacancy is filled,  or while any Trustee is physically  or mentally  incapacitated  by reason of disease or  otherwise,  the other Trustees, regardless of their number, shall have all the powers granted to the  Trustees  and shall  discharge  all the  duties  imposed  upon them by this
Declaration. The certificate of the other Trustees of such vacancy or incapacity shall be conclusive.

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     2.8.  Effect  of  Death,   Resignation  etc.  of  a  Trustee.   The  death,
resignation,  retirement,  removal,  or mental  or  physical  incapacity  of the
Trustees,  or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration.

     2.9. Ownership of the Trust. The assets of the Trust shall be held separate and apart from any assets now or hereafter  held in any  capacity  other than as
Trustee  hereunder  by the  Trustees or by any  successor  Trustees.  All of the assets of the Trust shall at all times be  considered as vested in the Trustees.
No Shareholder  shall be deemed to have a severable  ownership in any individual asset of the Trust or any right of partition  or  possession  thereof,  but each
Shareholder  shall have a  proportionate  undivided  beneficial  interest in the
Trust.

     2.10.  Meetings.  Meetings of the Trustees  shall be held from time to time upon the call of the  Chairman,  the  Secretary,  such other  officers as may be thereunto  authorized  by the  By-Laws  or  vote  of the  Trustees,  or any  two
Trustees,  or pursuant to a vote of the Trustees  adopted at a duly  constituted meeting of the  Trustees.  Regular  meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by  resolution of the
Trustees.  Notice of any other  meeting  shall be mailed or otherwise  given not less than 48 hours  before the meeting but may be waived in person or in writing by any Trustee either before or after such meeting.  The attendance of a Trustee at a meeting shall  constitute a waiver of notice of such meeting except where a
Trustee  attends  a  meeting  for  the  express  purpose  of  objecting  to  the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all  meetings  of the  Trustees  shall be a  majority  of the  Trustees.  Unless provided otherwise in this Declaration,  any action of the Trustees may be taken at a meeting  by vote of a majority  of the  Trustees  present  (a quorum  being present) or without a meeting by written consents of a majority of the Trustees.

     Any committee of the Trustees,  including an executive  committee,  if any, may act with or  without  a  meeting.  A  quorum  for all  meetings  of any such committee shall be a majority of the members thereof.  Unless provided otherwise in this Declaration,  any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

     With respect to actions of the Trustees and any  committee of the Trustees,
Trustees who are  Interested  Persons of the Trust within the meaning of Section
1.2 hereof or otherwise  interested in any action to be taken may be counted for quorum  purposes  under this Section and shall be entitled to vote to the extent permitted by the 1940 Act.

     All or any  one or  more  Trustees  may  participate  in a  meeting  of the
Trustees or any committee thereof by means of a conference  telephone or similar communications  equipment  by means of which all  persons  participating  in the meeting can hear each other,  and  participation  in a meeting  pursuant to such communications systems shall constitute presence in person at such meeting.

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     2.11. Officers. The Trustees shall elect such officers or agents, who shall have such powers,  duties, and  responsibilities  as the Trustees may deem to be advisable,  and as they shall specify by resolution or in the By-Laws. Except as may be provided in the By-Laws, any officer or agent elected by the Trustees may be removed at any time with or without  cause.  Any two or more  offices  may be held by the same individual.

     2.12.  By-Laws.  The  Trustees  may  adopt,  and from time to time amend or repeal, By-Laws for the conduct of the business of the Trust.

     2.13.  Other  Activities of Trustees.  Trustees may also serve as officers, employees,  and agents of the Trust,  and may hold multiple  offices  within the
Trust; and may hold any office or be employed by any other business entity,  and engage in any other business activity.

                                   ARTICLE III

                               POWERS OF TRUSTEES

     3.1.  General.  The Trustees in all instances shall act as principals,  and are and shall be free from the control of the  Shareholders.  The Trustees shall have full power and authority to do any and all acts and to make and execute any
and  all  contracts  and  instruments  that  they  may  consider   necessary  or
appropriate in connection  with the management of the Trust.  The Trustees shall not be bound or  limited by present  or future  laws or customs  with  regard to investment by trustees or  fiduciaries.  The  enumeration  of any specific power herein shall not be construed as limiting the aforesaid powers.

     3.2. Investments. The Trustees shall have power to:

     (a)  conduct,  operate and carry on the business of an investment  company, including  any activity  incidental  to the business of an  investment company or conducive to or expedient  for the benefit or protection of the Trust or its Shareholders;

     (b)  subscribe for, invest in, reinvest in, purchase or otherwise  acquire, hold,  pledge,  sell,  assign,  transfer,  exchange,  lend,  mortgage, hypothecate,  purchase  or  sell  options  on,  lease,  distribute  or otherwise deal in or dispose of any or all of the assets of the Trust, including,  but not limited to,  cash,  negotiable  or  non-negotiable instruments,  obligations, evidences of indebtedness,  certificates of deposit or  indebtedness,  commercial  paper,  repurchase  agreements, reverse repurchase  agreements,  equity securities,  option contracts,
          futures  contracts,   indices  of  securities  and  other  securities,
          including,  without limitation,  those issued, guaranteed or sponsored by any state,  territory or  possession  of the United  States and the
          District of Columbia and their  political  subdivisions,  agencies and instrumentalities,  or by the United States Government or its agencies or instrumentalities,  or international  instrumentalities,  or by any bank,  savings  institution,  corporation  or  other  business  entity organized  under  the laws of the  United  States or  organized  under foreign  laws;  and  to  exercise  any  and  all  rights,  powers  and privileges of ownership or interest in respect of any and all such

                                                                    Page 6 of 33

          investments  of  every  kind  and  description,   including,   without
          limitation,  the right to vote,  execute and deliver proxies or powers of attorney,  consent and  otherwise  act with respect  thereto,  with power  to  designate  one or  more  persons,  firms,  associations  or corporations to exercise any of said rights,  powers and privileges in respect of any of said instruments;

     (c)  hold any  security  or property  in a form not  indicating  any trust, whether in bearer,  unregistered or other  negotiable  form, or in the name of the  Trustees  or of the Trust or in the name of a  custodian, sub-custodian  or  other  depositary  or  a  nominee  or  nominees  or otherwise;

     (d)  consent  to  or  participate  in  any  plan  for  the  reorganization, consolidation or merger of any corporation or issuer,  any security or property  of which  is or was held in the  Trust;  to  consent  to any contract,  lease,  mortgage,  purchase  or  sale of  property  by such corporation or issuer,  and to pay calls or subscriptions with respect to any security held in the Trust;

     (e)  join  with  other  security  holders  in acting  through a  committee, depositary,  voting  trustee or otherwise,  and in that  connection to deposit any  security  with,  or transfer  any  security  to, any such committee,  depositary or trustee,  and to delegate to them such power and  authority  with  relation  to  any  security  (whether  or not so deposited or  transferred)  as the Trustees shall deem proper,  and to
          agree  to  pay,  and  to  pay,   such  portion  of  the  expenses  and
          compensation of such committee,  depositary or trustee as the Trustees shall deem proper;

     (f)  act as  distributor  of Shares,  and as  underwriter  of, or broker or dealer in, securities or other property.

     The  Trustees  shall not be limited to investing  in  obligations  maturing before the possible  termination of the Trust or any Series or Class,  nor shall the Trustees be limited by any law limiting the investments  that may be made by fiduciaries.

     3.3. Legal Title.  Legal title to all the Trust Property shall be vested in the Trustees as joint tenants except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees,  or in the name of the Trust or any Series thereof, or in the name of any other Person as nominee,  on such terms as the  Trustees  may  determine, provided  that the  interest  herein  of the  Trust  or any  Series  thereof  is appropriately protected.

     The right,  title and interest of the Trustees in the Trust  Property shall vest  automatically  in each person who may hereafter  become a Trustee upon his due  election and  qualification.  Upon the  resignation,  removal or death of a
Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property,  and the right, title and interest of such Trustee in the
Trust Property shall vest automatically in the remaining Trustees.  Such vesting and cessation of title shall be effective whether or not conveyancing  documents have been executed and delivered.

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     3.4.  Issuance and  Repurchase of  Securities.  The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, dispose  of,  transfer,  and  otherwise  deal in,  Shares,  including  shares in fractional denominations, and, subject to the more detailed provisions set forth in  Articles  VIII  and  IX,  to  apply  to  any  such  repurchase,  redemption, retirement,  cancellation  or acquisition of Shares any funds or property of the applicable Series of the Trust.

     3.5.  Borrow  Money.  The  Trustees  shall  have  power to borrow  money or otherwise  obtain  credit  and to secure  the same by  mortgaging,  pledging  or otherwise  subjecting as security the assets of the Trust or any Series thereof, including the lending of portfolio  securities,  and to endorse,  guarantee,  or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

     3.6. Delegation; Committees. The Trustees shall have power, consistent with their  continuing  exclusive  authority over the management of the Trust and the
Trust  Property,  to  delegate  from time to time to such of their  number or to officers,  employees  or agents of the  Trust the doing of such  things  and the execution  of such  instruments  either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem  expedient.  The Trustees may appoint  committees  consisting in each case of such number of Trustees (but not less than the minimum required by any applicable law) and having and exercising, to the extent permitted by law, such powers as the Trustees may determine in the resolution  appointing  any such  committees.  The Trustees  shall have power to appoint members and alternate members of any such committee,  and, to the extent permitted  by law, at any time to change the  members,  alternate  members,  and powers of any such committee.

     3.7.  Collection and Payment.  The Trustees shall have power to collect all property due to the Trust or any Series  thereof;  to pay all claims,  including taxes, against the Trust Property; to prosecute,  defend,  compromise or abandon any claims  relating to the Trust Property;  to foreclose any security  interest securing any  obligations,  by virtue of which any property is owed to the Trust or any  Series  thereof;  and to  enter  into  releases,  agreements  and  other instruments.

     3.8. Expenses.  The Trustees shall have power to incur and pay any expenses which in the opinion of the Trustees are  necessary or  incidental  to carry out any of the purposes of this Declaration, and to pay reasonable compensation from the funds of the Trust to  themselves  as Trustees.  The Trustees  shall fix the compensation of all officers,  agents,  employees and Trustees. The Trustees may
pay  themselves  such  compensation  for  special  services,   including  legal,
underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses  reasonably  incurred by themselves on behalf of the Trust.

     3.9. Miscellaneous Powers. The Trustees shall have the power to: (a) employ or  contract  with such  Persons  as the  Trustees  may deem  desirable  for the transaction  of the  business of the Trust or any Series or Class  thereof;  (b)
enter  into  joint  ventures,   partnerships  and  any  other   combinations  or
associations;  (c)  purchase,  and  pay  for out of  Trust  Property,  insurance policies  insuring the  Shareholders,  Trustees,  officers,  employees,  agents, investment advisors,  distributors,  selected dealers or independent contractors of the Trust or any Series or Class thereof against all claims arising by reason of holding any such

                                                                    Page 8 of 33

position or by reason of any action  taken or omitted by any such Person in such capacity,  whether or not constituting  negligence,  or whether or not the Trust would have the power to  indemnify  such  Person  against  such  liability;  (d)
establish  pension,  profit-sharing,   share  purchase,  and  other  retirement,
incentive and benefit plans for any Trustees,  officers, employees and agents of the Trust;  (e) make  donations,  irrespective  of  benefit  to the  Trust,  for charitable, religious,  educational,  scientific, civic or similar purposes; (f)
guarantee  indebtedness or contractual  obligations of others; (g) determine and change the fiscal year of the Trust and the method in which its  accounts  shall be kept; (h) act as  distributor  of Shares and as underwriter  of, or broker or dealer in,  securities  or other  property;  (i)  determine in  accordance  with generally  accepted  accounting  principles and practices what  constitutes  net profits or net earnings and to determine what  accounting  periods shall be used by the Trust for any  purpose,  whether  annual or any other  period,  including
daily;   (j)  remove  officers  and  terminate   agents  as  the  Trustees  deem
appropriate;  (k) adopt a seal for the Trust but the  absence of such seal shall not impair the validity of any instrument  executed on behalf of the Trust;  and
(l)  engage  in any  other  lawful  activity  in which  trusts  organized  under
Massachusetts  General Laws, Chapter 182, or any successor statute thereto,  may engage.

     3.10. Further Powers. The Trustees shall have power to conduct the business of the Trust or any Series thereof and carry on its operations in any and all of its branches and maintain  offices both within and without the  Commonwealth  of
Massachusetts,  in any and all states of the United  States of  America,  in the
District  of  Columbia,   and  in  any  and  all   commonwealths,   territories,
dependencies, colonies, possessions, agencies or instrumentalities of the United
States of America and of foreign  governments,  and to do all such other  things and execute all such instruments as they deem necessary,  proper or desirable in order to  promote  the  interests  of the Trust or any  Series or Class  thereof although such things are not herein specifically mentioned. Any determination as to what is in the  interests of the Trust or any Series or Class thereof made by the Trustees in good faith shall be conclusive.  In construing the provisions of this  Declaration,  the presumption shall be in favor of a grant of power to the
Trustees.  The  Trustees  will not be required to obtain any court order to deal with the Trust Property.  No Trustee shall be required to give any bond or other security for the performance of any of his duties hereunder.

     3.11. Ownership of Shares by Trustees,  Officers,  and Agents. Any Trustee,
officer or other  agent of the Trust may  acquire,  own and dispose of Shares to the same extent as if he were not a Trustee,  officer or agent; and the Trustees may issue and sell or cause to be issued and sold  Shares to and buy such Shares from any such person or any firm or company in which he is  interested,  subject only to the general  limitations herein contained as to the sale and purchase of such Shares;  and all subject to any restrictions  which may be contained in the
By-Laws.

                                                                    Page 9 of 33

                                   ARTICLE IV

                        ADVISORY, SERVICE, MANAGEMENT AND
                            DISTRIBUTION ARRANGEMENTS

     4.1. Advisory,  Service, and Management  Arrangements.  The Trustees may in
their discretion from time to time enter into advisory, service,  administration or management contracts whereby the other party to such contract shall undertake to furnish the  Trustees  such  advisory,  administrative,  management  or other services,  with respect to one or more Series or Classes as the  Trustees  shall from time to time consider  desirable and all upon such terms and  conditions as the Trustees may in their discretion determine,  subject to Majority Shareholder
Vote to the extent  required by the 1940 Act. The  investment  advisor may enter into a  sub-investment  advisory  contract to receive  investment  advice from a sub-investment  advisor upon such terms and conditions and for such compensation as the Trustees may in their discretion approve, subject to Majority Shareholder
Vote to the extent required by the 1940 Act.  Notwithstanding  any provisions of this  Declaration,  the  Trustees  may  authorize  any  advisor,  sub-investment
advisor,   administrator  or  manager  (subject  to  such  general  or  specific instructions  as the Trustees may from time to time adopt) to effect  purchases, sales, loans or exchanges of portfolio  securities of any Series of the Trust on behalf of the  Trustees or may  authorize  any  officer,  employee or Trustee to effect such purchases,  sales, loans or exchanges pursuant to recommendations of any such  advisor,  sub-investment  advisor,  administrator  or manager (and all without further action by the Trustees).  Any such purchases,  sales,  loans and exchanges shall be deemed to have been authorized by all of the Trustees.

     4.2. Distribution  Arrangements.  The Trustees may in their discretion from time to time enter into a contract  providing  for the sale of the Shares of the
Trust or any Series or Class of the Trust to net the Trust not less than the par value per share,  whereby  the Trust may either  agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such
Shares.  In either case,  the contract  shall be on such terms and conditions as the  Trustees  may in  their  discretion  determine  not  inconsistent  with the provisions of this Article IV or the By-Laws; and such contract may also provide for the  repurchase  or sale of Shares by such other  party as  principal  or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered  securities  dealers to further the purpose of the distribution or repurchase of the Shares.

     4.3.  Parties to  Contract.  Any  contract of the  character  described  in
Sections  4.1 and 4.2 of this Article IV or in Article VII hereof may be entered into with any corporation, firm, company, trust or association,  although one or more of the  Trustees  or  officers  of the Trust may be an  officer,  director, trustee,  shareholder,  manager,  or member of such other party to the contract, and no such contract shall be invalidated or rendered  voidable by reason of the
existence  of  any  such  relationship,   nor  shall  any  person  holding  such
relationship  be liable  merely by reason of such  relationship  for any loss or expense to the Trust under or by reason of said contract or accountable  for any profit  realized  directly or indirectly  therefrom,  provided that the contract when  entered  into  was  reasonable  and  fair  and not  inconsistent  with the provisions of this Article IV or the By-Laws. The same person (including a firm, corporation, trust, company, or association) may be the other party to contracts entered into

                                                                   Page 10 of 33

pursuant to Sections 4.1 and 4.2 above or Article VII, and any individual may be financially  interested or otherwise  affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.3.

     4.4.  Provisions  and  Amendments.  Any contract  entered into  pursuant to
Sections 4.1 and 4.2 of this Article IV shall be consistent  with and subject to the requirements of the 1940 Act with respect to its continuance in effect,  its termination,  and the method of  authorization  and approval of such contract or renewal  thereof,  and any  amendment to any contract  entered into  pursuant to
Section  4.1  shall  be  assented  to by a  Majority  Shareholder  Vote  of  the applicable Series or Class to the extent required by the 1940 Act.

                                   ARTICLE V

                           LIMITATIONS OF LIABILITY OF
                        SHAREHOLDERS, TRUSTEES AND OTHERS

     5.1.  Limitation of Personal Liability and Indemnification of Shareholders.
The Trustees,  officers, employees or agents of the Trust shall have no power to bind any Shareholder  personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever, other than such as the Shareholder may at any time agree to pay by way of subscription to any Shares or otherwise.

     No Shareholder or former Shareholder of the Trust shall be liable solely by reason of his being or having been a Shareholder  for any debt,  claim,  action, demand, suit, proceeding, judgment, decree, liability or obligation of any kind, against,  or with  respect  to, the Trust  arising  out of any  action  taken or omitted  for or on behalf of the  Trust,  and the Trust  shall be solely  liable therefor and resort shall be had solely to the Trust Property for the payment or performance thereof.

     Each  Shareholder  or former  Shareholder  of the  Trust  (or their  heirs, executors,  administrators  or  other  legal  representatives  or,  in case of a corporate  entity,  its  corporate  or general  successor)  shall be entitled to indemnity and reimbursement out of the Trust Property to the full extent of such liability  and the costs of any  litigation or other  proceedings  in which such liability shall have been determined,  including,  without limitation,  the fees and  disbursements  of counsel  if,  contrary  to the  provisions  hereof,  such
Shareholder  or  former  Shareholder  of the  Trust  shall  be held to  personal liability.

     5.2. Limitation of Personal Liability of Trustees,  Officers,  Employees or
Agents of the Trust. No Trustee,  officer,  employee or agent of the Trust shall have the  power to bind any other  Trustee,  officer,  employee  or agent of the
Trust personally.  The Trustees,  officers,  employees or agents of the Trust in incurring any debts,  liabilities or  obligations,  or in taking or omitting any other actions for or in connection with the Trust, are, and each shall be deemed to be, acting as Trustee, officer, employee or agent of the Trust and not in his own individual capacity.

                                                                   Page 11 of 33

     Provided  they have acted  under the belief  that their  actions are in the best interest of the Trust,  the Trustees and officers  shall not be responsible for or liable in any event for  neglect or  wrongdoing  by them or any  officer, agent, employee,  investment advisor or principal underwriter of the Trust or of any entity providing  administrative  services for the Trust, but nothing herein contained shall protect any Trustee or officer against any liability to which he would otherwise be subject by reason of willful  malfeasance,  bad faith,  gross negligence,  or reckless  disregard of the duties involved in the conduct of his office.

     5.3. Express  Exculpatory  Clauses and Instruments.  The Trustees shall use every reasonable means to assure that all persons having dealings with the Trust shall be  informed  that the  property  of the  Shareholders  and the  Trustees, officers,  employees  and  agents of the Trust  shall not be  subject  to claims against or obligations of the Trust to any extent whatsoever. The Trustees shall cause to be inserted in any written agreement, undertaking or obligation made or issued on behalf of the Trust (including certificates, if any, for Shares of the
Trust) an appropriate reference to this Declaration,  providing that neither the
Shareholders,  the Trustees,  the  officers,  the employees nor any agent of the
Trust shall be liable thereunder,  and that the other parties to such instrument shall look solely to the Trust Property for the payment of any claim  thereunder or for the  performance  thereof;  but the omission of such  provisions from any such instrument shall not render any Shareholder,  Trustee, officer, employee or agent liable, nor shall the Trustees,  or any officer,  agent or employee of the
Trust  be  liable,  to  anyone  for  such  omission.  If,  notwithstanding  this provision, any Shareholder,  Trustee,  officer,  employee or agent shall be held liable to any other person by reason of the omission of such  provision from any such agreement,  undertaking or obligation,  the Shareholder,  Trustee, officer, employee or agent shall be entitled to indemnity  and  reimbursement  out of the
Trust Property, as provided in this Article V.

     5.4. Mandatory Indemnification.

     (a)  Subject only to the provisions hereof, every person who is or has been a Trustee,  officer,  employee or agent of the Trust and every  person who serves at the Trustees request as director,  officer,  employee or agent of another  corporation,  partnership,  joint venture,  trust or other  enterprise  shall be  indemnified  by the Trust to the  fullest extent  permitted  by law  against  all  liabilities  and  against all expenses  reasonably  incurred or paid by him in  connection  with any debt, claim,  action,  demand,  suit,  proceeding,  judgment,  decree, liability or obligation of any kind in which he becomes  involved as a party or otherwise or is  threatened  by virtue of his being or having been a Trustee,  officer, employee or agent of the Trust or of another corporation,  partnership, joint venture, trust or other enterprise at the request of the Trust and against  amounts  paid or incurred by him in the compromise or settlement thereof.

     (b)  The words "claim",  "action",  "suit", or "proceeding"  shall apply to
          all  claims,   actions,   suits  or  proceedings   (civil,   criminal,
          administrative,   legislative,   investigative  or  other,   including
          appeals),  actual  or  threatened,  and the  words  "liabilities"  and
          "expenses" shall include, without limitation, attorneys' fees,

                                                                   Page 12 of 33

          costs,  judgments,  amounts paid in settlement,  fines,  penalties and other liabilities.

     (c)  No  indemnification  shall  be  provided  hereunder  to a  Trustee  or officer:

          (i)  against any liability to the Trust or the  Shareholders by reason of willful  misfeasance,  bad faith, gross negligence or reckless disregard  of the duties  involved  in the  conduct of his office
               ("disabling conduct");

          (ii) with respect to any matter as to which he shall,  by the court or other  body by or before  which the  proceeding  was  brought  or engaged,  have been finally adjudicated to be liable by reason of disabling conduct;

          (iii) in the absence of a final  adjudication  on the merits that such
               Trustee or officer did not engage in disabling conduct,  unless a reasonable  determination,  based upon a review of the facts that the  person  to be  indemnified  is not  liable by reason of such conduct, is made:

               (A)  by vote of a majority  of a quorum of the  Trustees  who are neither  Interested  Persons nor parties to the proceedings;
                    or

               (B)  by independent legal counsel, in a written opinion.

     (d)  The rights of  indemnification  herein provided may be insured against by policies  maintained by the Trust,  shall be  severable,  shall not affect any other  rights to which any  Trustee,  officer,  employee or agent may now or hereafter be entitled,  shall continue as to a person who has ceased to be such  Trustee,  officer,  employee,  or agent and shall inure to the benefit of the heirs,  executors and administrators of such a person;  provided,  however,  that no person may satisfy any right of indemnity or  reimbursement  granted herein except out of the property of the Trust, and no other person shall be personally  liable to provide indemnity or reimbursement  hereunder (except an insurer or surety or person otherwise bound by contract).

     (e)  Expenses in connection  with the  preparation  and  presentation  of a defense to any claim,  action,  suit or  proceeding  of the  character described  in  paragraph  (a) of this  Section  5.4 may be paid by the
          Trust prior to final  disposition  thereof  upon  receipt of a written undertaking by or on behalf of the Trustee, officer, employee or agent to  reimburse  the Trust if it is  ultimately  determined  under  this
          Section  5.4  that  he  is  not  entitled  to  indemnification.   Such
          undertaking  shall  be  secured  by a surety  bond or  other  suitable insurance or such  security as the  Trustees  shall  require  unless a majority  of a  quorum  of the  Trustees  who are  neither  Interested
          Persons nor parties to the proceeding, or independent legal counsel in a written opinion,  shall have determined,  based on readily available facts, that there is reason to believe that the indemnitee  ultimately will be found to be entitled to indemnification.

                                                                   Page 13 of 33

     5.5. No Bond Required of Trustees.  No Trustee shall, as such, be obligated to give any bond or surety or other  security for the  performance of any of his duties hereunder.

     5.6.  No Duty of  Investigation;  Notice  in  Trust  Instruments,  etc.  No
purchaser,  lender,  transfer agent or other person dealing with the Trustees or any  officer,  employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer,  employee or agent or be liable for the application of money or property paid,  loaned, or delivered to or on the order of the Trustees or of said  officer,  employee  or agent.  Every  obligation,  contract,  undertaking, instrument,  certificate,  Share,  other  security of the Trust or any Series or
Class, and every other act or thing  whatsoever  executed in connection with the
Trust or any Series or Class shall be  conclusively  taken to have been executed or done by the executors  thereof only in their  capacity as Trustees under this
Declaration or in their capacity as officers,  employees or agents of the Trust.
Every written obligation, contract, undertaking, instrument, certificate, Share, other  security  of the  Trust or any  Series  or Class  made or  issued  by the
Trustees or by any officers, employees or agents of the Trust, in their capacity
as  such,  shall  contain  an  appropriate   recital  to  the  effect  that  the
Shareholders,  Trustees,  officers,  employees and agents of the Trust shall not personally  be bound by or liable  thereunder,  nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder, and appropriate  references  shall  be made  therein  to this  Declaration,  and may contain any further recital which they may deem appropriate, but the omission of such  recital  shall not  operate  to impose  personal  liability  on any of the
Trustees, Shareholders, officers, employees or agents of the Trust. The Trustees
may  maintain   insurance  for  the  protection  of  the  Trust  Property,   its
Shareholders,  Trustees,  officers,  employees  and agents in such amount as the
Trustees  shall deem adequate to cover possible tort  liability,  and such other insurance as the Trustees in their sole judgment shall deem advisable.

     5.7. Reliance on Experts,  etc. Each Trustee and officer or employee of the
Trust shall, in the performance of his duties, be fully and completely justified and  protected  with  regard to any act or any  failure  to act  resulting  from reliance in good faith upon the books of account or other  records of the Trust, upon an  opinion of  counsel,  or upon  reports  made to the Trust by any of its officers or employees or by any advisor,  administrator,  manager,  distributor, selected dealer,  accountant,  appraiser or other expert or consultant  selected with  reasonable  care by the  Trustees,  officers  or  employees  of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                   ARTICLE VI

                          SHARES OF BENEFICIAL INTEREST

     6.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable  shares of beneficial  interest with par value $.01 per share. The number of such shares of beneficial interest authorized hereunder is unlimited. All Shares issued hereunder including, without limitation,  Shares issued in  connection  with a dividend in Shares or a split of Shares,  shall be fully paid and nonassessable.

                                                                   Page 14 of 33

     6.2. Series  Designation.  The Trustees,  in their  discretion from time to time and without Shareholder approval, may authorize the division of Shares into two or more Series, each Series relating to a separate portfolio of investments;
and may further  authorize  the division of the Shares of any Series into two or more  Classes.  The  different  Series  and  Classes  shall be  established  and designated, and the variations in the relative rights and preferences as between the different Series and Classes shall be fixed and determined, by the Trustees;
provided, that all Shares shall be identical except that there may be variations between different Series and Classes as to purchase price,  determination of net asset  values,  the price terms and manner of  redemption,  special and relative rights as to dividends and on  liquidation,  conversion  rights,  and conditions under which the several  Series and Classes shall have separate  voting  rights.
All references to Shares in this Declaration shall be deemed to be shares of any or all Series or Classes as the context may require.

     If the Trustees shall divide the Shares into two or more Series,  or divide the Shares of any Series  into two or more  Classes,  the  following  provisions shall be applicable:

     (a)  The number of Shares of each Series and Class that may be issued shall be unlimited.

     (b)  The power of the Trustees to invest and reinvest the Trust Property of each Series that may be  established  shall be governed by Section 3.2 of this Declaration.

     (c)  All  consideration  received  by the  Trust  for the  issue or sale of
          Shares of a particular Series,  together with all assets in which such
          consideration  is  invested  or  reinvested,   all  income,  earnings,
          profits, and proceeds thereof, including any proceeds derived from the sale,  exchange  or  liquidation  of such  assets,  and any  funds  or payments  derived from any  reinvestment  of such proceeds in whatever form the same may be, shall irrevocably  belong to that Series for all purposes,  subject  only to the rights of  creditors,  and shall be so recorded  upon the books of  account  of the  Trust.  If there are any assets,  income,  earnings,  profits, and proceeds thereof,  funds, or payments  that  are  not  readily  identifiable  as  belonging  to any particular  Series,  the Trustees shall allocate them among any one or more of the Series  established  and  designated  from time to time in such manner and on such basis as they, in their sole discretion,  deem fair and  equitable.  Each such  allocation  by the Trustees  shall be conclusive  and binding  upon the  Shareholders  of all Series for all purposes.

     (d)  The assets  belonging to each particular  Series shall be charged with the  liabilities  of the  Trust  in  respect  of that  Series  and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities,  expenses,  costs, charges or reserves of the
          Trust that are not readily identifiable as belonging to any particular
          Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such  manner  and on such  basis  as the  Trustees  in  their  sole discretion  deem fair and equitable.  Each  allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be

                                                                   Page 15 of 33

          conclusive  and  binding  upon  the  holders  of all  Series  for  all purposes.  The Trustees shall have full discretion,  to the extent not inconsistent  with the 1940 Act,  to  determine  which  items shall be
          treated  as  income  and  which  items  as  capital;   and  each  such
          determination  and allocation shall be conclusive and binding upon the
          Shareholders.

     (e)  To the extent  necessary or appropriate to give effect to the relative rights and  preferences of the Classes of Shares into which any Series may be divided, the income,  earnings,  profits, and proceeds thereof, or the liabilities,  expenses, costs, charges and reserves,  belonging to any Series may be  allocated to a  particular  Class of Shares,  or apportioned among two or more Classes of Shares, of that Series.  Each such allocation or  apportionment  by the Trustees shall be conclusive and binding upon the Shareholders of all Classes for all purposes.

     (f)  The power of the Trustees to pay dividends and make distributions with respect to any one or more  Series or  Classes  shall be  governed  by
          Section 9.2 of this Declaration. Dividends and distributions on Shares of a particular Series or Class may be paid with such frequency as the
          Trustees may determine, which may be daily or otherwise, pursuant to a standing  resolution  or  resolutions  adopted  only once or with such frequency as the Trustees may  determine,  to the holders of Shares of that  Series or Class,  from such of the  income  and  capital  gains, accrued or  realized,  from the assets  belonging  to that  Series (or attributable  to that Class,  as the case may be), as the Trustees may
          determine,   after  providing  for  actual  and  accrued   liabilities
          belonging  to  that  Series  (or  attributable  to  that  Class).  All dividends and  distributions on Shares of a particular Series shall be distributed  pro rata to the holders of that Series in  proportion  to the number of Shares of that Series  held by such  holders at the date and time of record  established  for the payment of such  dividends or distributions, except to the extent otherwise required or permitted by the relative rights and preferences of any Classes of that Series, and any dividends and  distributions on shares of a particular Class shall be distributed  pro rata to the holders of that Class in proportion to the number of Shares of that  Class  held by such  holders at the date and time of record  established  for the payment of such  dividends or distributions.

     Without  limiting the  authority of the Trustees to establish and designate further Series,  there is hereby  established the following  Series:  the Quaker
Enhanced  Equity Index Fund, the Quaker Core Equity Fund, the Quaker  Aggressive
Growth Fund, the Quaker Small Cap Value Fund, the Quaker Sector  Rotation Equity
Fund, and The Quaker Fixed Income Fund. The establishment and designation of any further  Series or Class of Shares  shall be effective  upon the  execution by a majority  of the then  Trustees  (or by an officer of the Trust  pursuant to the vote of a majority of the then  Trustees)  of an  instrument  setting  forth the establishment  and designation of such Series or Class.  Such  instrument  shall also set forth any rights and  preferences  of such  Series or Class that are in addition to the rights and preferences of Shares set forth in this  Declaration.
At any time that there are no Shares  outstanding  of any  particular  Series or
Class previously  established and designated,  the Trustees may by an instrument executed by a majority of their number (or by an officer of

                                                                   Page 16 of 33

the Trust pursuant to the vote of a majority of the then Trustees)  abolish that
Series or Class and the establishment and designation thereof.

     6.3. Rights of  Shareholders.  The ownership of the Trust Property of every description  and the right to conduct any business  hereinbefore  described  are vested exclusively in the Trustees,  and the Shareholders shall have no interest therein  other than the  beneficial  interest  conferred  by their  Shares  with respect to a  particular  Series or Class,  and they shall have no right to call for any partition or division of any property,  profits,  rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares.  The
Shares  shall be personal  property  giving only the rights in this  Declaration specifically  set forth.  The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights.

     6.4.  Trust Only.  It is the  intention  of the Trustees to create only the
relationship  of  Trustee  and   beneficiary   between  the  Trustees  and  each
Shareholder from time to time. It is not the intention of the Trustees to create
a  general   partnership,   limited   partnership,   joint  stock   association,
corporation,   limited  liability  company,   bailment  or  any  form  of  legal
relationship  other than a business trust.  Nothing in this Declaration shall be construed to make the  Shareholders,  either by themselves or with the Trustees, partners or members of a joint stock association.

     6.5. Issuance of Shares. The Trustees,  in their discretion,  may from time to time without vote of the Shareholders issue Shares with respect to any Series or Class that may have been established  pursuant to Section 6.2, in addition to the then issued and outstanding Shares and Shares held in the treasury,  to such party  or  parties  and for such  amount  not less  than par  value  and type of consideration,  including  cash or property,  at such time or times  (including, without  limitation,  each business day in accordance  with the maintenance of a constant net asset value per share as set forth in Section 9.3  hereof),  and on such terms as the Trustees may deem best,  and may in such manner  acquire other assets  (including the  acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses.  In connection with any issuance of Shares,  the Trustees may issue fractional Shares. The Trustees may from time to time  divide or  combine  the Shares of any Series or Class into a greater or lesser number without thereby changing the proportionate beneficial interests in such  Series or Class of the  Trust.  Reductions  in the  number of  outstanding
Shares may be made  pursuant to the constant  net asset value per share  formula set forth in Section 9.3.  Contributions  to the Trust may be accepted  for, and
Shares  shall be redeemed  as,  whole  Shares  and/or  l/l,000ths  of a Share or multiples thereof.

     6.6.  Register  of  Shares.  A  register  shall be kept at the Trust or any transfer  agent  duly  appointed  by the  Trustees  under the  direction  of the
Trustees that shall contain the names and addresses of the  Shareholders and the number of Shares  (with  respect  to each  Series  and Class  that may have been established)  held by them  respectively and a record of all transfers  thereof.
Separate registers shall be established and maintained for each Series and Class of the Trust.  Each such register  shall be conclusive as to who are the holders of the Shares of the  applicable  Series or Class and who shall be  entitled  to receive  dividends or distributions or otherwise to exercise or enjoy the rights of  Shareholders.  No  Shareholder  shall be entitled to receive  payment of any dividend or distribution, nor to have notice given to him as herein

                                                                   Page 17 of 33

provided,  until he has given his  address  to a  transfer  agent or such  other officer or agent of the Trustees as shall keep the  register for entry  thereon.
It is not contemplated that certificates will be issued for the Shares; however, the  Trustees,  in  their  discretion,  may  authorize  the  issuance  of  share certificates and promulgate appropriate rules and regulations as to their use.

     6.7. Transfer Agent and Registrar.  The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares of the various Series and Classes.  The transfer agent or transfer agents may keep the applicable  register and record therein the original  issues and transfers, if any, of the said Shares of the applicable Series or Class. Any such transfer agent and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees.

     6.8. Transfer of Shares. Shares shall be transferable on the records of the
Trust only by the record holder thereof or by his agent thereto duly  authorized in writing,  upon delivery to the Trustees or a transfer agent of the Trust of a duly  executed  instrument  of  transfer,  together  with such  evidence  of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable  register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes  hereof, and neither the Trustees not any  transfer  agent or registrar  nor any officer, employee or agent of the Trust  shall be affected by any notice of the  proposed transfer.

     Any person  becoming  entitled to any Shares in  consequence  of the death, bankruptcy,  or  incompetence of any  Shareholder,  or otherwise by operation of law,  shall be  recorded on the  applicable  register of Shares as the holder of such Shares upon production of the proper evidence  thereof to the Trustees or a transfer agent of the Trust,  but until such record is made, the  Shareholder of record shall be deemed to be the holder of such Shares for all purposes  hereof, and neither the Trustees nor any transfer  agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death,  bankruptcy or incompetence, or other operation of law.

     6.9. Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications  shall be deemed duly served or given if mailed,  postage  prepaid,  addressed to any  Shareholder  of record at his last known address as recorded on the applicable register of the Trust.

                                                                   Page 18 of 33

                                  ARTICLE VII

                                   CUSTODIANS

     7.1.  Appointment  and Duties.  The  Trustees  shall at all times  employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities  of investment  companies  contained in the 1940 Act, as custodian or custodians with respect to each Series of the Trust. Separate custodians may but need not be employed for the different Series of the Trust. Each Series may, but need not, employ more than one custodian. Any custodian,  acting with respect to one or more Series,  or portions  thereof,  shall have authority as agent of the
Trust or the Series  with  respect to which it is  acting,  but  subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws and the 1940 Act:

     (1)  to hold the  securities  owned by the Trust or the Series and  deliver the same upon written order;

     (2)  to receive  and  receipt for any moneys due to the Trust or the Series and  deposit  the same in its own  banking  department  (if a bank) or elsewhere as the Trustees may direct;

     (3)  to disburse such funds upon orders or vouchers;

     (4)  if authorized  by the Trustees,  to keep the books and accounts of the
          Trust or the Series or any Class and furnish  clerical and  accounting services; and

     (5)  if authorized  to do so by the Trustees,  to compute the net income of the Trust or the Series or any Class;

all upon such basis of  compensation  as may be agreed upon between the Trustees and the custodian.  If so directed by a Majority  Shareholder Vote of any Series with respect to which the custodian is acting,  the custodian  shall deliver and pay over all property of the Trust held by it as specified in such vote.

     The  Trustees  may also  authorize  each  custodian  to employ  one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions,  as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees,  provided that in every case such  sub-custodian  shall  meet the  qualifications  for  custodians contained in the 1940 Act.

     7.2. Action Upon  Termination of Custodian  Agreement.  Upon termination of any custodian agreement with respect to any Series or inability of any custodian to continue to serve, the Trustees shall promptly appoint a successor custodian, but if no successor  custodian can be found who has the required  qualifications and is willing to serve,  the  Trustees  shall call as  promptly  as  possible a special  Shareholders'  meeting to determine  whether said Series shall function without a custodian or shall be liquidated.

                                                                   Page 19 of 33

     7.3. Central  Certificate  System.  Subject to such rules,  regulations and orders as the  Commission  may adopt,  the Trustees may direct the  custodian to deposit all or any part of the securities  owned by the Trust or any Series in a system  for  the  central  handling  of  securities  established  by a  national securities  exchange or a national  securities  association  registered with the
Commission  under the  Securities  Exchange Act of 1934, or such other person as may be permitted by the  Commission,  or otherwise in  accordance  with the 1940
Act,  pursuant to which system all securities of any particular  class or series of any issuer  deposited  within the system are treated as  fungible  and may be transferred or pledged by bookkeeping  entry without  physical  delivery of such securities,  provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its duly authorized  agents (which may include an investment adviser).

     7.4. Acceptance of Receipts in Lieu of Certificates. Subject to such rules, regulations and orders as the Commission may adopt,  the Trustees may direct the custodian  to accept  written  receipts or other  written  evidences  indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal
Reserve  System,  and the local  Federal  Reserve  Banks in lieu of  receipt  of certificates representing such securities.

                                  ARTICLE VIII

                                   REDEMPTION

     8.1. Redemptions.  All outstanding Shares of any Series of the Trust may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions  provided in this Article VIII. The Trust shall,  upon application of any  Shareholder  or  pursuant  to  authorization  from  any  Shareholder  of  a particular Series, redeem or repurchase from such Shareholder outstanding Shares of such Series or Class for an amount per share determined by the application of a formula  adopted for such purpose by the Trustees  with respect to such Series or Class (which  formula shall be consistent  with the 1940 Act);  provided that
(a)  such  amount  per  Share  shall  not  exceed  the  cash  equivalent  of the proportionate  interest  of each  Share in the  assets  of the  Series or of the assets of that Series attributable to the Shares of the particular Class) of the
Trust at the time of the purchase or redemption  and (b) if so authorized by the
Trustees,  the Trust  may,  at any time and from time to time,  charge  fees for effecting such redemption,  at such rates as the Trustees may establish,  as and to the extent  permitted  under the 1940 Act, and may, at any time and from time to time, pursuant to such Act, suspend such right of redemption.  The procedures for effecting redemption shall be as set forth in the Prospectus with respect to the applicable Series or Class from time to time.

     8.2. Redemption of Shares; Disclosure of Holding. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect  ownership of Shares or other securities of the Trust has or may become concentrated in any person to an extent that would  disqualify  the Trust as a regulated  investment company under the Internal  Revenue Code, then the Trustees shall have the power by lot or other means  deemed  equitable  by them (i) to call for  redemption  a number,  or  principal  amount,  of  Shares  or other  securities  of the  Trust sufficient,  in the opinion of the Trustees,  to maintain or bring the direct or indirect  ownership of Shares or other  securities of the Trust into  conformity with the

                                                                   Page 20 of 33

requirements  for such  qualification  and (ii) to refuse to  transfer  or issue
Shares or other  securities of the Trust to any Person whose  acquisition of the
Shares or other  securities of the Trust in question would in the opinion of the
Trustees result in such disqualification.  The redemption shall be effected at a redemption price determined in accordance with Section 8.1.

     The  holders of Shares or other  securities  of the Trust shall upon demand disclose to the Trustees in writing such  information with respect to direct and indirect  ownership of Shares or other  securities  of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

     8.3.  Redemptions  of  Accounts  of Less  than an Amount  Specified  by the
Trustees.  Due to the  relatively  high  cost of  maintaining  small  investment accounts,  the  Trustees  shall have the power to redeem  shares at a redemption price  determined  in  accordance  with  Section  8.1 if at any time  the  total investment  in such  account  does  not have a value in  excess  of any  minimum account  size  that the  Trustees  may from  time to time  establish;  provided, however, that the Trustees may not exercise such power with respect to Shares of any Series or Class if the  Prospectus of such Series or Class does not describe such power.  If the Trustees  determine to exercise their power to redeem Shares provided in this Section 8.3,  Shareholders  shall be notified that the value of their  account is less than the minimum  account size then in effect and allowed at  least  14 days  to  make  an  additional  investment  before  redemption  is processed.

     8.4.  Redemptions  Pursuant to Constant Net Asset Value. The Trust may also reduce the number of  outstanding  Shares of any Series or Class pursuant to the provisions of Section 9.3.

     8.5.  Redemption in Kind.  Subject to any generally  applicable  limitation imposed by the Trustees,  any payment on  redemption,  purchase or repurchase by the Trust of Shares may, if authorized by the Trustees, be made wholly or partly in kind,  instead of in cash. Such payment in kind shall be made by distributing securities or other property,  constituting,  in the opinion of the Trustees,  a fair  representation  of the various types of securities and other property then held by the Series of Shares being redeemed,  purchased or repurchased  (but not necessarily  involving a portion of each of the Series'  holdings)  and taken at their value used in determining  the net asset value of the Shares in respect of which payment is made.

                                                                   Page 21 of 33

                                   ARTICLE IX

                        DETERMINATION OF NET ASSET VALUE,
                          NET INCOME AND DISTRIBUTIONS

     9.1. Net Asset Value. The net asset value of each outstanding Share of each
Series and Class of the Trust shall be  determined at such time or times on such days as the  Trustees  may  determine,  in  accordance  with the 1940 Act,  with respect to each Series and Class. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the  Prospectus with respect to the applicable  Series or Class.  The power and duty to make the daily  calculations  for any Series or Class may be delegated by the Trustees to the advisor,  administrator,  manager,  custodian,  transfer agent or such other person as the  Trustees  may  determine.  The  Trustees  may  suspend  the daily determination of net asset value to the extent permitted by the 1940 Act.

     9.2.  Distributions  to  Shareholders.  The  Trustees may from time to time distribute  among the Shareholders of any Series or Class such proportion of the assets belonging to such Series (or  attributable to the particular  Class) held by the Trustees as they may deem proper.  Such  distribution may be made in cash or property  (including  without limitation any type of obligations of the Trust or any assets  thereof),  and the Trustees may distribute among the Shareholders of any Series or Class additional Shares of such Series or Class in such manner, at such  times,  and on  such  terms  as the  Trustees  may  deem  proper.  Such distributions may be among the Shareholders of record at the time of declaring a distribution  or among the  Shareholders  of record  at such  later  date as the
Trustees shall  determine.  Except as necessary or appropriate to give effect to the  relative  rights and  preferences  of the  Classes of Shares into which any
Series  may be  divided,  all  distributions  shall be made  ratably  among  the
Shareholders  of the  relative  Series or Class based on the number of Shares of the relative Series or Class held by such  Shareholder.  The Trustees may always retain  such amount as they may deem  necessary  to pay the debts or expenses of the Trust or to meet  obligations of the Trust, or as they may deem desirable to use in  the  conduct  its  affairs  or to  retain  for  future  requirements  or extensions of the business.  The Trustees may adopt and offer to Shareholders of any Series or Class such dividend reinvestment plans, cash dividend payout plans or related  plans at the  Trustees  shall deem  appropriate  for such  Series or
Class.

     Inasmuch as the  computation of net income and gains for Federal income tax purposes  may  vary  from  the  computation  thereof  on the  books,  the  above provisions  shall  be  interpreted  to give  the  Trustees  the  power  in their discretion  to  distribute  for any fiscal  year as  ordinary  dividends  and as capital gains  distributions,  respectively,  additional  amounts  sufficient to enable the Trust to avoid or reduce liability for taxes.

     The  Trustees  shall be  authorized  to  withhold  from the  payment of any dividend  an amount  necessary  to pay the  expenses  of the Trust  that are not deductible  for Federal income tax purposes or otherwise to afford the Trust the full tax benefits of a regulated  investment  company as defined in the Internal
Revenue Code of 1986.

                                                                   Page 22 of 33

     9.3.  Constant  Net Asset  Value;  Reduction  on  Outstanding  Shares.  The
Trustees shall have the power,  but shall not be required,  to determine the net income of any  Series  or Class of the Trust on each day the net asset  value of such Series or Class is  determined  as provided in Section 9.1 and at each such determination declare such net income for such Series or Class as dividends with the  result  that the net asset  value  per share of the  Series or Class of the
Trust, taking into account withholdings  authorized by Section 9.2 hereof, shall remain at a  constant  dollar  value.  The  determination  of net income and the resultant  declaration of dividends shall be as set form in the  Prospectus.  In such event  fluctuations  in value may be effected in the number of  outstanding
Shares in each Shareholder's  account.  It is expected that each Series or Class of the Trust will have a positive net income at the time of each determination.

     If for any  reason  such net  income is a  negative  amount,  the Trust may offset such amount against  dividends  accrued in the account of the Shareholder of the  applicable  Series or Class.  If and to the extent such negative  amount exceeds such  accrued  dividends,  the Trust shall have  authority to reduce the number of  outstanding  Shares of the Series or Class.  Such  reduction  will be effected by having each Shareholder  proportionately contribute to the Series or
Class capital the necessary  Shares that represent the amount of the excess upon such  determination.  Each  Shareholder  will be deemed  to have  agreed to such contribution in these  circumstances by his investment in the Series or Class of the Trust.  This  procedure  will  permit  the net asset  value per share of the
Series or Class of the Trust to be  maintained  at a constant  dollar  value per share.

     The  Trustees,  by  resolution,  may  discontinue  or amend the practice of maintaining  the net asset  value per share at a  constant  dollar  amount  with respect  to any  Series or Class at any  time,  and such  modification  shall be evidenced by appropriate changes in the Prospectus.

     9.4.  Power to  Modify  Foregoing  Procedures.  Notwithstanding  any of the
foregoing  provisions of this Article IX, the Trustees may  prescribe,  in their absolute  discretion,  such other bases and times for  determining the per share net asset value of the  Trust's  Shares or net income,  or the  declaration  and payment of dividends and  distributions  as they may deem necessary or desirable to enable the Trust to comply with any provision or rule of the 1940 Act, or any securities  association registered under the Securities Exchange Act of 1934, or any  order of  exemption  issued  by the  Commission,  all as in  effect  now or hereafter amended or modified.

                                   ARTICLE X

                                  SHAREHOLDERS

     10.1. Voting Powers.  The Shareholders shall have the power to vote (i) for the election of Trustees as provided in Article II,  Section  2.2;  (ii) for the removal of  Trustees  as provided  in Article  II,  Section  2.3(d);  (iii) with respect to any  contract  as  provided in Article  IV,  Section  4.1;  (iv) with respect to the amendment of this  Declaration as provided in Article XI, Section
11.4; (v) to the same extent as the  shareholders  of a  Massachusetts  business corporation  as to whether or not a court action,  proceeding or claim should be brought or maintained  derivatively  or as a class action on behalf of the Trust or the Shareholders

                                                                   Page 23 of 33

(except  that a  Shareholder  of a  particular  Series shall not in any event be entitled to maintain a derivative  or class action on behalf of any other Series or the Shareholders  thereof);  and (vi) with respect to such additional matters relating to the Trust as may be required  by law,  by this  Declaration,  or the
By-Laws of the Trust or any  regulation  of the Trust by the  Commission  or any
State,  or as the  Trustees  may  consider  desirable.  Any matter  affecting  a
particular  Series,  including,   without  limitation,   matters  affecting  the
investment  advisory  arrangements  or investment  policies or restrictions of a
Series,  shall not be deemed to have been effectively acted upon unless approved by the required vote of the Shareholders of such Series.  To the extent required by the 1940 Act or  necessary  or  appropriate  to give  effect to the  relative rights and  preferences  of the  Classes of Shares  into which any Series may be divided,  any matter  affecting a particular Class (unless the interests of each
Class of such  Series in the matter  are  substantially  identical),  including, without limitation,  matters affecting the distribution plan of that Class shall not be  deemed  to have been  effectively  acted  upon  unless  approved  by the required vote of the Shareholders of such Class.  Notwithstanding the foregoing, to the extent  permitted  by the 1940 Act,  each  Series and Class  shall not be required to vote separately on the selection of independent public  accountants, the election of Trustees and any  submission  with respect to a contract  with a principal underwriter or distributor.  Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall  be  entitled  to a  proportionate  fractional  vote.  There  shall  be no cumulative  voting in the  election of Trustees.  Until  Shares are issued,  the
Trustees may exercise all rights of  Shareholders  and may take any action to be taken by Shareholders which is required or permitted by law, this Declaration or any By-Laws of the Trust.

     10.2.  Meetings.  Shareholder  meetings  shall be held as  specified in the
By-Laws  and in Section  2.2 hereof at the  principal  office of the Trust or at such other place as the Trustees may designate. Meetings of the Shareholders may be called by the  Trustees or by officers of the Trust given such  authority  in the By-Laws and shall be called by the  Trustees at a place  designated  by them upon written  request  specifying  the purpose of such meeting and  submitted by
Shareholders  of any Series or Class  holding in the aggregate not less than 10%
of the outstanding Shares of such Series or Class having voting rights.

     Whenever ten or more Shareholders of record of any Series or Class who have been such for at least six months  preceding  the date of  application,  and who hold in the aggregate either shares having a net asset value of at least $25,000 or at least one percent (1%) of the outstanding shares, whichever is less, shall apply to the  Trustees in writing,  stating that they wish to  communicate  with other  Shareholders  with a view to  obtaining  signatures  to a  request  for a meeting pursuant to this Section 10.2 and accompanied by a form of communication and request which they wish to transmit,  the Trustees  shall,  within five days after receipt of such application either (i) afford to such applicants access to a list of the names and addresses of all Shareholders of such Series or Class as recorded  on the books of the Trust or (ii)  inform  such  applicants  as to the approximate  number of  Shareholders  of record of such  Series or Class and the approximate  cost of  mailing  to them the  proposed  communication  and form of request.  If the  Trustees  elect to  follow  the  course  of (ii),  above,  the
Trustees,  upon the written request of such applicants,  accompanied by a tender of the material to be mailed and the reasonable expenses of mailing, shall, with reasonable promptness,  mail such material to all Shareholders of record of such
Series or Class at their  addresses as recorded on the books.  If in the opinion of the Trustees, the material to be

                                                                   Page 24 of 33

mailed contains  untrue  statements of fact or omits to state facts necessary to make the statements  contained therein not misleading,  or would be in violation of applicable  law, the Trustees  may,  within five business days and in lieu of mailing  the  tendered  material  to  Shareholders,  request  a  hearing  by the
Commission  in  accordance  with  Section  16(c) of the 1940 Act,  to decide the matter.

     10.3.  Quorum and Required Vote.  Except as otherwise  provided by law, the holders  of a majority  of the  outstanding  Shares of the Trust,  or, as to any matter to be voted on by a Series or Class, a majority of the outstanding Shares of such Series or Class, present in person or by proxy shall constitute a quorum for the transaction of any business at any meeting of Shareholders. If a quorum, as above  defined,  shall not be  present  for the  purpose of any vote that may properly come before the meeting, the Shareholders present in person or by proxy and  entitled to vote at such  meeting on such matter  holding a majority of the
Shares  present  entitled to vote on such matter may vote to adjourn the meeting from time to time to be held at the same place  without  further  notice than by announcement  to be given  at the  meeting  until a  quorum,  as above  defined, entitled to vote on such matter shall be present,  whereupon any such matter may be voted upon at the meeting as though held when originally convened. Subject to any applicable  requirement of law, this Declaration or the By-Laws, a plurality of the votes cast shall elect a Trustee and all other  matters  shall be decided by a majority of the votes cast entitled to vote thereon.

     10.4.  Record  Date  for  Meetings.  For the  purpose  of  determining  the
Shareholders  who are  entitled to notice of and to vote at any  meeting,  or to participate  in any  distribution,  or for the purpose of any other action,  the
Trustees  may from time to time close the transfer  books for such  period,  not exceeding  30 days,  as the  Trustees  may  determine;  or without  closing  the transfer  books the  Trustees  may fix a date not more than 90 days prior to the date of any meeting of  Shareholders  or declaration of daily dividends or other action as a record  date for the  determination  of the persons to be treated as
Shareholders of record for such purposes,  except for dividend  payments,  which shall be governed by Section 9.2 hereof.

     10.5. Proxies. Any vote by a Shareholder of the Trust may be made in person or by proxy,  provided  that no proxy  shall be voted at any  meeting  unless it shall have been placed on file with the Trustees or their  designee prior to the time the vote is taken.  Pursuant to a resolution of a majority of the Trustees, proxies  may be  solicited  in the name of one or more  Trustees  or one or more officers of the Trust.  Only Shareholders of record shall be entitled to vote. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless  challenged at or prior to its exercise,  and the burden of proving invalidity shall rest on the challenger.

     10.6. Additional Provisions. The By-Laws may include further provisions for
Shareholders, votes, meetings and related matters.

     10.7. Reports. The Trustees shall cause to be prepared with respect to each
Series and Class at least  annually a report of operations  containing a balance sheet and statement of income and undistributed  income of the applicable Series or Class of the Trust prepared in conformity with generally accepted  accounting principles and an opinion of an independent  public accountant on such financial statements.  It is  contemplated  that separate  reports may be prepared for the various  Series  and  Classes.  Copies  of such  reports  shall be mailed to all

                                                                   Page 25 of 33

Shareholders  of  record  of the  applicable  Series  or Class  within  the time required  by the 1940 Act.  The  Trustees  shall,  in  addition,  furnish to the
Shareholders  at least  semiannually,  interim  reports  containing an unaudited balance  sheet  of the  Series  or  Class  as of the end of such  period  and an unaudited  statement of income and surplus for the period from the  beginning of the current fiscal year to the end of such period.

     10.8.  Shareholder Action by Written Consent.  Any action that may be taken by Shareholders  may be taken without a meeting if a majority of Shareholders of each Series or Class  entitled to vote on the matter (or such larger  proportion thereof as shall be  required  by any  express  provision  of this  Declaration)
consent to the action in writing  and the  written  consents  are filed with the records of the meetings of  Shareholders.  Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     10.9. Inspection of Records. The Trustees shall from time to time determine whether  and to what  extent,  and at what  times and  places,  and  under  what conditions and  regulations,  the accounts and books of the Trust or any of them shall be open to the inspection of the  Shareholders,  and no Shareholder  shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees. Notwithstanding the foregoing, at a minimum the records of the Trust shall be open for inspection by  Shareholders to the same extent as is  permitted  stockholders  of a  Massachusetts  business corporation under the Massachusetts Business Corporation Law.

                                   ARTICLE XI

                         DURATION; TERMINATION OF TRUST;
                             AMENDMENT; MERGERS; ETC

     11.1. Duration. Subject to the provisions of Sections 11.2 and 11.3 hereof, the Trust created hereby shall continue without limitation of time.

     11.2. Termination.

     (a)  The Trust may be terminated by the affirmative  vote of the holders of not less than a majority  of the Shares of each Series of the Trust at any meeting of Shareholders or by an instrument in writing,  without a meeting, signed by a majority of the Trustees (or by an officer of the
          Trust  pursuant to a vote of a majority of the Trustees) and consented to by the  holders of not less than a  majority  of such  Shares.  Any
          Series or Class may be so terminated by vote or written consent of not less than a majority of the Shares of such  Series or Class.  Upon the termination of the Trust or any Series or Class:

          (i)  The Trust or such  Series  or Class  shall  carry on no  business except for the purpose of winding up its affairs.

                                                                   Page 26 of 33

          (ii) The Trustees shall proceed to wind up the affairs of the Trust or such Series or Class and all of the powers of the Trustees  under this Declaration shall continue until the affairs of the Trust or such  Series or Class  shall  have been wound up,  including  the power to fulfill or discharge  the contracts of the Trust or such
               Series  or Class,  collect  its  assets,  sell,  convey,  assign, exchange, transfer or otherwise dispose of all or any part of the remaining  Trust  Property  to one or more  persons  at public or private  sale for  consideration  that may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its  liabilities,  and do all other  acts  appropriate  to liquidate  its  business;  provided  that any  sale,  conveyance, assignment,  exchange,  transfer or other  disposition  of all or substantially  all the Trust Property  shall require  approval of the consideration by vote or consent of the holders of a majority of the Shares entitled to vote; and

          (iii) After  paying or  adequately  providing  for the  payment of all liabilities,  and upon receipt of such releases,  indemnities and
               refunding   agreements,   as  they  deem   necessary   for  their
               protection,  the Trustees may distribute remaining Trust Property of any Series (or  attributable  to the Shares of any Class),  in cash or in kind or partly each,  among the  Shareholders  of such
               Series or Class according to their respective rights.

     (b)  After termination of the Trust or any Series or Class and distribution to the Shareholders as herein provided, a majority of the Trustees (or an  officer  of the  Trust  pursuant  to a vote of a  majority  of the
          Trustees)  shall  execute  and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Upon termination of the Trust,  the Trustees shall  thereupon be discharged from all further liabilities and duties hereunder,  and the rights and interests of all Shareholders  shall thereupon cease. Upon termination of any Series or Class,  the Trustees  shall  thereupon be  discharged from all further liabilities and duties with respect to such Series or
          Class, and the rights and interests of all Shareholders of such Series or Class shall thereupon cease.

     11.3.  Merger,  Consolidation  and Sale of  Assets.  The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or  substantially  all of the Trust Property,
including  its  good  will,   upon  such  terms  and  conditions  and  for  such
consideration  when and as authorized at any meeting of Shareholders  called for that purpose by the affirmative  vote of the holders of not less than a majority of the Shares of each Series,  or by an  instrument  or  instruments  in writing without a meeting,  consented  to by the  holders of not less than a majority of such Shares of each  Series.  Any Series may so merge,  consolidate  or effect a sale or  exchange  of assets by the vote or  written  consent of not less than a majority of the Shares of such Series.

                                                                   Page 27 of 33

     11.4. Amendment Procedure.

     (a)  This Declaration may be amended by the affirmative vote of the holders of not  less  than  a  majority  of  the  Shares  at  any  meeting  of
          Shareholders or by an instrument in writing, without a meeting, signed by a majority of the Trustees (or by an officer of the Trust  pursuant to the vote of a majority of the  Trustees)  and  consented  to by the holders of not less than a majority of such Shares.  The  Shareholders of each  Series and Class shall have the right to vote  separately  on amendments to this Declaration to the extent provided by Section 10.1.
          The Trustees may also amend this  Declaration  at any time (whether or not related to the rights of Shareholders) without the vote or consent of Shareholders if they deem it necessary to conform this  Declaration to the  requirements of applicable  federal laws or regulations or the requirements  of the regulated  investment  company  provisions of the
          Internal  Revenue  Code (but the  Trustees  shall  not be  liable  for failing so to do), or for any other reason  determined by the Trustees so long as such amendment does not adversely  affect the rights of any
          Shareholder  with  respect to matters  to which such  amendment  is or purports  to be  applicable  and so long as such  amendment  is not in contravention of applicable law, including the 1940 Act.

     (b)  All rights  granted to the  Shareholders  under this  Declaration  are granted  subject  to  the  reservation  of the  right  to  amend  this
          Declaration  as  hereinabove   provided,   subject  to  the  following
          limitations.  No amendment may be made,  under Section  11.4(a) above, which would  change any rights with respect to all Shares of the Trust by reducing the amount payable thereon upon  liquidation of the Trust, by diminishing or eliminating any voting rights pertaining thereto, or by otherwise  adversely  affecting the rights of Shareholders,  except with the vote or  consent  of the  holders  of a  majority  of all the
          Shares of the Trust  without  regard to Series,  or if said  amendment adversely  affects the rights of the  Shareholders of less than all of the  Series,  except  with the vote or  consent  of the  holders  of a majority  of all the Shares of each  Series or Class so  affected.  An instrument  establishing and designating any Series or Class of Shares and  authorizing  the Shares thereof shall not constitute an amendment
          to  this  Declaration  that  adversely   affects  the  rights  of  any
          Shareholder.  Nothing  contained in this Declaration  shall permit the amendment of this  Declaration  to impair the exemption  from personal liability  of the  Shareholders,  Trustees,  officers,  employees  and agents  of  the  Trust  or to  permit  assessments  upon  Shareholders
          (otherwise than as permitted under Section 9.3).

     (c)  A  certification  in  recordable  form  signed  by a  majority  of the
          Trustees  (or by an  officer  of the Trust  pursuant  to the vote of a majority of the Trustees) setting forth an amendment and reciting that it  was  duly  adopted  by the  Shareholders  or by  the  Trustees  as aforesaid  or a copy of the  Declaration,  as amended,  in  recordable form, and executed by a majority of the Trustees,  shall be conclusive evidence of such amendment when lodged among the records of the Trust.

                                                                   Page 28 of 33

     Notwithstanding   any  other  provision  hereof,   until  such  time  as  a
Registration  Statement  under the Securities Act of 1933, as amended,  coveting the first  public  offering of Shares of the Trust shall have become  effective, this  Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an  instrument  signed by an officer of the Trust pursuant to the vote of a majority of the Trustees.

     11.5. Incorporation.  With the approval of the holders of a majority of the
Shares,  the  Trustees  may cause to be  organized  or assist  in  organizing  a corporation  or  corporations  under the laws of any  jurisdiction  or any other trust,  partnership,  association or other  organization to take over all of the
Trust  Property or to carry on any business in which the Trust shall directly or indirectly  have any  interest,  and to sell,  convey  and  transfer  the  Trust
Property to any such corporation, trust, association or organization in exchange for the  shares  or  securities  thereof  or  otherwise  and to lend  money  to, subscribe for the shares or securities  thereof or otherwise,  and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation,  trust, partnership,  association or organization,  or any corporation,  partnership, trust, association or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation  between the Trust or any successor  thereto and any such corporation,  trust, partnership,  association or other organization if and to the extent  permitted  by law, as provided  under the law then in effect.
Nothing   contained   herein  shall  be  construed  as  requiring   approval  of
Shareholders  for the Trustees to organize or assist in  organizing  one or more corporations,  trusts,  partnerships,  associations or other  organizations  and selling,  conveying  or  transferring  a portion of the Trust  Property  to such organizations or entities.

                                   ARTICLE XII

                                  MISCELLANEOUS

     12.1.  Filing.  This Declaration and any amendment hereto shall be filed in the office of the Secretary of the  Commonwealth  of  Massachusetts  and in such other places as may be required under the laws of Massachusetts  and may also be filed or recorded in such other places as the Trustees  deem  appropriate.  Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee or officer of the Trust  stating that such action was duly taken in a manner provided  herein,  and unless such amendment or such  certificate  sets forth some later time for the  effectiveness  of such amendment,  such amendment shall be  effective  upon its filing.  A restated  Declaration,  containing  the original  Declaration and all amendments  theretofore made, may be executed from time to time by a majority  of the  Trustees  and shall,  upon  filing  with the
Secretary of the Commonwealth of  Massachusetts,  be conclusive  evidence of all amendments  contained  therein and may  thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

                                                                   Page 29 of 33

     12.2.  Resident  Agent.  The Trust shall  maintain a resident  agent in the
Commonwealth  of  Massachusetts,  which agent shall  initially be CT Corporation
System,  Two Oliver  Street,  Boston,  Massachusetts  02109.  The  Trustees  may
designate a successor resident agent;  provided,  however, that such appointment shall not become  effective  until  written  notice  thereof is delivered to the office of Secretary of the Commonwealth of Massachusetts.

     12.3.  Governing  Law.  This  Declaration  is executed by the  Trustees and delivered in the  Commonwealth of  Massachusetts  and with reference to the laws thereof,  and the rights of all parties and the  validity  and  construction  of every provision  hereof shall be subject to and construed  according to the laws of said  Commonwealth,  and reference shall be specifically made to the business corporation law of the  Commonwealth of  Massachusetts as to the construction of matters not specifically covered herein or as to which an ambiguity exists.

     12.4.  Counterparts.  This  Declaration may be  simultaneously  executed in several counterparts,  each of which shall be deemed to be an original, and such counterparts,  together,  shall  constitute one and the same  instrument,  which shall be sufficiently evidenced by any such original counterpart.

     12.5. Reliance by Third Parties.  Any certificate executed by an individual who,  according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder,  certifying to: (a) the number or identity of Trustees or Shareholders,  (b) the name of the
Trust or any Series or Class  thereof,  (c) the  establishment  of any Series or
Class, (d) the due  authorization of the execution of any instrument or writing,
(e) the form of any vote passed at a meeting of Trustees  or  Shareholders,  (f)
the fact that the number of Trustees or  Shareholders  present at any meeting or executing any written instrument satisfies the requirements of this Declaration,
(g) the form of any By-Laws  adopted by or the identity of any officers  elected by the  Trustees,  or (h) the  existence of any fact or facts that in any manner relate to the affairs of the Trust or any Series or Class,  shall be  conclusive evidence as to the matters so certified in favor of any person  dealing with the
Trustees and their successors.

     12.6. Provisions in Conflict With Law or Regulations.

     (a)  The provisions of this Declaration are severable,  and if the Trustees shall  determine,  with  the  advice  of  counsel,  that  any of  such provisions  is in conflict  with 1940 Act,  the  regulated  investment company  provisions  of  the  Internal  Revenue  Code  or  with  other applicable laws and  regulations,  the conflicting  provision shall be deemed never to have constituted a part of this Declaration;  provided however, that such determination shall not affect any of the remaining provisions  of this  Declaration  or render  invalid or  improper  any action taken or omitted prior to such determination.

     (b)  If any  provision  of  this  Declaration  shall  be  held  invalid  or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such

                                                                   Page 30 of 33

          provision  in any other  jurisdiction  or any other  provision of this
          Declaration in any jurisdiction.

     This  Declaration of Trust  establishing  Quaker  Investment Trust provides that  the  name  Quaker  Investment  Trust  refers  to the  Trustees  under  the
Declaration collectively as Trustees, but not as individuals or personally;  and no Trustee, shareholder,  officer, employee or agent of Quaker Investment Trust, shall  be held to any  personal  liability,  nor  shall  resort  be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of Quaker  Investment  Trust, but the Trust Property only shall be liable.

               [ Remainder of this page intentionally left blank]

                                                                   Page 31 of 33

     IN WITNESS  WHEREOF,  the  undersigned  has  caused  these  presents  to be executed as of the day and year first above written.

/s/ DAVID K. DOWNES
DAVID K. DOWNES, CHAIRMAN                                 October 28, 2004

/s/ LAURIE KEYES
LAURIE KEYES, TRUSTEE AND SECRETARY                       October 28, 2004

/s/ JEFFREY H.  KING
JEFFREY H.  KING, TRUSTEE, CHIEF EXECUTIVE                October 28, 2004
OFFICER AND TREASURER

/s/ EVERETT T. KEECH
EVERETT T. KEECH, TRUSTEE                                 October 28, 2004

/s/ LOUIS P. PEKTOR, III
LOUIS P. PEKTOR, III, TRUSTEE                             October 28, 2004

/s/ MARK S. SINGEL
MARK S. SINGEL, TRUSTEE                                   October 28, 2004

/s/ ADRIAN A. BASORA
ADRIAN A. BASORA, TRUSTEE                                 October 28, 2004

/s/ JAMES R. BRINTON
JAMES R. BRINTON, TRUSTEE                                 October 28, 2004

/s/ G. MICHAEL MARA
G.  MICHAEL MARA, TRUSTEE                                 October 28, 2004

/s/ WARREN WEST
WARREN WEST, TRUSTEE                                      October 28, 2004

/s/ KEVIN J. MAILEY
KEVIN J. MAILEY, TRUSTEE AND PRESIDENT                    October 28, 2004

                                                                   Page 32 of 33

         The address of the principal place of business of the Trust is:

                         1288 Valley Forge Road, Ste. 71
                             Valley Forge, PA 19482

                                                                   Page 33 of 33